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                                                                   EXHIBIT 10.19

                               FIRST AMENDMENT TO
                                   AMGEN INC.
                        CHANGE OF CONTROL SEVERANCE PLAN

     This First Amendment to Amgen Inc. Change of Control Severance Plan is adopted as of May 10, 2000 by the Board of Directors (the "Board") of Amgen Inc., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, the Company maintains the Amgen Inc. Change of Control Severance Plan, effective as of October 20, 1998, (hereinafter the "Plan"); and

     WHEREAS, pursuant to Section 11.3 of the Plan, the Company may amend the Plan from time to time by resolution of the Board;

     NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective May 11, 2000:

     1.  Section 1(M) shall be amended and restated in its entirety as follows:

         "(M) "Group I Participants" shall mean those senior executive-level staff members of the Company whom the Company has designated as members of the Amgen Executive Committee, as such committee shall be constituted immediately prior to a Change of Control. At or before the occurrence of a Change of Control, the Company shall notify the Group I Participants in writing of their status as Participants in the Plan."

     2. This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

     3. Except as set forth herein, the Plan shall remain in full force and effect.


     I hereby certify that the foregoing First Amendment to the Plan was duly adopted by the Board of Directors of Amgen Inc. on May 10, 2000.


                              By:   /s/ Edward Garnett
                                    ------------------
                                    Edward Garnett

                              Title:  Vice President,
                                      Human Resources